Exhibit 99.1

Preliminary subject to completion
TRANSCEPT PHARMACEUTICALS, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Transcept Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement each dated , 2014 and hereby appoints Leone D. Patterson as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Transcept Pharmaceuticals, Inc. to be held on, 2014 at 8:30 a.m. PDT at 1003 W. Cutting Blvd, Suite 110, Point Richmond, California 94804 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.
(Continued, and to be marked, dated and signed, on the other side)

SPECIAL MEETING OF STOCKHOLDERS OF
TRANSCEPT PHARMACEUTICALS, INC.
, 2014
GO GREEN
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card are available at http://ir.transcept.com/annual-proxy.cfm
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20330000000000000000 9 060413
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NOS. 1 THROUGH 4.
All other proxies heretofore given by the undersigned to vote shares of common stock, which the undersigned would be entitled to vote if personally present at the special meeting or any postponement or adjournement thereof, are hereby expressly revoked.
1. Proposal to approve the merger and the issuance of Transcept common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., Tigris Acquisition Sub, LLC and Paratek Pharmaceuticals, Inc., a copy of which is attached as Annex A to the proxy statement/prospectus/information statement.
2. Proposal to approve the Amended and Restated Certificate of Incorporation of Transcept to effect a reverse stock split of Transcept common stock at a ratio of one new share for every twelve shares outstanding in the form attached as Annex D to the proxy statement/prospectus/information statement.
3. Proposal to approve the amendment to the Amended and Restated Certificate of Incorporation of Transcept to change the name of the Company from “Transcept Pharmaceuticals, Inc.” to “Paratek Pharmaceuticals, Inc.” in the form attached as Annex E to the proxy statement/prospectus/information statement.
4. Proposal to adjourn the Transcept special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Transcept Proposals No. 1, 2 or 3.
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
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Signature of Stockholder Date:
Signature of Stockholder Date:
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